CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 5 to Registration Statement No. 333-108093 of Oppenheimer Principal
Protected Main Street Fund II, a series of Oppenheimer Principal Protected
Trust II on Form N-1A of our report dated March 1, 2004 relating to the consolidated financial statements of Merrill Lynch Bank USA for the year ended December 26, 2003 appearing in Pre-Effective Amendment No. 1 to the
Registration Statement of Oppenheimer Principal Protected Trust III (Reg. No.
333-114495) and incorporated herein by reference.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
December 20, 2004